Exhibit 99.1

FingerMotion Expects Strong Results in Top-up Business After Large Capital Inflows

NEW YORK, NY December 27, 2022 (ACCESSWIRE) -- FingerMotion, Inc. (NASDAQ: FNGR), a mobile data and services company, is pleased to announce that it expects is quarterly revenues for the period ended November 30, 2022 to exceed $10 million. Based on expected revenue growth in its core businesses, the Company also anticipates the annual revenue should exceed prior year’s total for the current fiscal period.

Over the past 6 months the Company raised a total of $15.5 million in proceeds from a convertible note private placement and a non-brokered private placement offering that closed in two tranches. Through the end of November 2022, only a portion of the funds raised was employed in operations, while a portion of the remaining balance of $11.5 million could be used to pay or extinguish the existing note from the convertible note private placement (the “Note”). According to the repayment provisions and the default remedies provided in the Note, the Company offered to comply with the repayment of 25% of the proceeds towards the Note, unless waived, as well as to pay the mandatory default amount of $5.28 million, if the lender declared the mandatory default amount due and payable. However, the lender did not recognize the invocation of any of the rights or remedies provided in the Note and has refused to address the Company’s offer or to provide any waiver of the repayment of 25% of the proceeds towards repayment. Thus, the Company can only assume that the lender is not interested in early repayment and the Company will plan to make monthly payments starting on February 9, 2023 and will utilize more of the funds raised towards operations and revenue generation.

“This large capital inflow into existing operations is a welcomed event,” said Martin Shen, CEO of FingerMotion Inc. “While we would have preferred to strengthen our balance sheet by repaying the Note, the strong cash flow generated from the available capital provided formidable revenue results. With the recent funds raised, the Company could experience significant revenue growth as we can triple the capital of the original investment. And our projections do not include the full launch of the device protection program, which may prove another significant driver of revenue and margin as we anticipate that division to grow rapidly.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers to service their consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to our securities.